UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 5, 2020

NEWMARKET CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	1-32190	20-0812170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 South Fourth Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 788-5000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	NEU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2020, NewMarket Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company; the Foreign Subsidiary Borrowers party thereto (collectively, with the Company, the “Borrower”); the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; U.S. Bank National Association, Citibank, N.A., Wells Fargo Bank, National Association, and DBS Bank Ltd., as Co-Documentation Agents; and Bank of the West and TD Bank, N.A., as Senior Managing Agents. Unless otherwise provided herein, capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for a $900 million, multicurrency revolving credit facility, with a $500 million sublimit for multicurrency borrowings, a $50 million sublimit for letters of credit, and a $20 million sublimit for swingline loans. The Credit Agreement includes an expansion feature, which allows the Company, subject to certain conditions, to request to increase the aggregate amount of the revolving credit facility or obtain incremental term loans in an amount up to $425 million.

The obligations under the Credit Agreement are unsecured and are fully and unconditionally guaranteed by the Company. The revolving credit facility is available on a revolving basis until March 5, 2025.

Loans made under the revolving credit facility will bear interest, at the Borrower’s option, at a rate per annum equal to (1) the ABR (as defined hereafter) plus the Applicable Rate, solely in the case of loans denominated in U.S. dollars to the Company, (2) the Adjusted LIBO Rate plus the Applicable Rate, or (3) the Adjusted EURIBO Rate plus the Applicable Rate. “ABR” is the greatest of (i) the rate of interest publicly announced by the Administrative Agent as its prime rate, (ii) the NYFRB Rate (as defined in the Credit Agreement) from time to time plus 0.5%, and (iii) the Adjusted LIBO Rate for a one month interest period plus 1%. The Adjusted LIBO Rate means the rate at which Eurocurrency deposits in the London interbank market for certain periods (as selected by the Borrower) are quoted, as adjusted for statutory reserve requirements for Eurocurrency liabilities and other applicable mandatory costs. The Adjusted EURIBO Rate means the rate at which Eurocurrency deposits denominated in euro in the euro interbank markets for certain periods (as selected by the Borrower) are quoted, as adjusted for statutory reserve requirements for Eurocurrency liabilities and other mandatory costs. The Applicable Rate ranges from 0.0% to 0.375% (depending on the Company’s Leverage Ratio or Credit Ratings) for loans bearing interest based on the ABR. The Applicable Rate ranges from 0.875% to 1.375% (depending on the Company’s Leverage Ratio or Credit Ratings) for loans bearing interest based on the Adjusted LIBO Rate or the Adjusted EURIBO Rate. The Credit Agreement contains the Administrative Agent’s customary LIBOR successor rate provisions, which apply in the event LIBOR is no longer generally adopted as the benchmark rate for syndicated loans.

The Credit Agreement contains representations, warranties, terms and conditions customary for transactions of this type. These include negative covenants limiting the ability of the Company and its subsidiaries to, among other things: (1) incur indebtedness and create liens; (2) merge into or consolidate with any other person or permit any person to merge into or consolidate with them; (3) enter into certain transactions with affiliates; (4) make changes to the lines of business; or (5) change the fiscal year.

The Credit Agreement also contains financial covenants that require the Company to maintain a consolidated Leverage Ratio of no more than 3.75 to 1.00 except during an Increased Leverage Period.

The Credit Agreement contains certain customary events of default, including, among others: (1) failure to pay when due principal, interest or any other amounts due and payable under the Credit Agreement; (2) incorrectness in any material respect of representations and warranties when made or deemed made; (3) breach of specified covenants; (4) cross-defaults with other Material Indebtedness; (5) certain ERISA events, bankruptcy and insolvency events or the occurrence of a Change of Control; (6) the inability of the Company or any Material Subsidiary to pay its debts as they become due; (7) certain undischarged judgments; (8) a material provision of any of the Loan Documents ceases to be valid, binding and enforceable in accordance with its terms; or (9) the subordination provisions of any Subordinated Indebtedness cease to be in full force and effect. If any event of default occurs and is not cured within applicable grace periods set forth in the Credit Agreement or waived, the Administrative Agent may immediately terminate all Commitments under the Credit Agreement, and declare the Loans and other obligations due and immediately payable.

JPMorgan Chase Bank, N.A. and several of the lenders under the Credit Agreement and their affiliates have or may in the future have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees.

This summary of the Credit Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, reference to all the terms of the Credit Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

By reason of the execution of the Credit Agreement described in Item 1.01 above, on March 5, 2020, the Company terminated that certain Credit Agreement (the “Former Credit Agreement”), dated as of September 22, 2017, by and among the Company, the Foreign Subsidiary Borrowers party thereto; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A. and PNC Bank, National Association as Co-Syndication Agents and Citibank, N.A., DBS Bank Ltd. And U.S. Bank, National Association as Co-Documentation Agents, as amended, which provided for an $850 million unsecured credit facility and was set to expire on September 22, 2022. There was approximately GBP 34 million (or approximately $43,771,600) of outstanding indebtedness under the Former Credit Agreement and the Company was not obligated to pay any early termination or prepayment penalties.

JPMorgan Chase Bank, N.A. and several of the lenders under the Former Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1

Credit Agreement, dated as of March 5, 2020, by and among the Company and the Foreign Subsidiary Borrowers party thereto; the Lenders party thereto; JPMorgan Chase Bank, N.A., as Administrative Agent; Bank of America, N.A., as Syndication Agent; U.S. Bank National Association, Citibank, N.A., Wells Fargo Bank, National Association, and DBS Bank Ltd., as Co-Documentation Agents; and Bank of the West and TD Bank, N.A., as Senior Managing Agents.

Exhibit 104	Cover Page Interactive Data File (Embedded within the inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2020

NEWMARKET CORPORATION

By:	/s/ Brian D. Paliotti
Brian D. Paliotti
Vice President and Chief Financial Officer